UNITED STATES
                SECURITIES AND EXCHANGE COMMISSION
                      Washington, D.C. 20549

                             FORM 8-K

                          CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


                           May 8, 2003
         Date of Report (Date of Earliest Event Reported)




                        VIEW SYSTEMS, INC.
(Exact name of small business issuer as specified in its charter)

    Florida                        0-30178                     59-2928366
(State of incorporation)    (Commission File Number)     (I.R.S. Employer
                                                          Identification No.)

                7717 West 6th Avenue, Suite A & B
                     Lakewood, Colorado 80205
             (Address of principal executive offices)

                          (303) 237-8439
                   (Issuer's telephone number)



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ITEM 5:   OTHER EVENTS

      On May 8, 2003, View Systems, Inc. filed a complaint against Steve Williams and Paul Reep, former officers and shareholders of Milestone Technology, Inc. The complaint was filed in the United States District Court for the District of Maryland Division and the controversy is related to the ownership of Milestone Technology, Inc. and the Concealed Weapons Detection System. View Systems claims ownership of Milestone Technology, Inc. and the exclusive licensing rights to the Concealed Weapons Detection System.

      View Systems asked the Court to declare it as the beneficial and legal owner of 100% of the outstanding Milestone Technology, Inc. shares pursuant to a purchase contract dated May 24, 2003. View Systems also asked the Court to require Messrs. Williams and Reep to complete the conveyance of all of the Milestone Technology, Inc. shares in accordance with the agreement. In addition, View Systems seeks to enjoin Messrs. Williams and Reep from the use, sale, marketing or exploitation of the assets of Milestone Technology, Inc. View Systems also asked the Court to enjoin Mr. Williams from acting for or on behalf of Milestone Technology, Inc. Messrs. Williams and Reep will have thirty days to answer the complaint after they are served.



                            SIGNATURES

       Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                             VIEW SYSTEMS, INC.

                                   /s/ Gunthan Than
Date: May 19, 2003           By:  ____________________________________________
                                  Gunther Than
                                  Chief Executive Officer, Treasurer and
                                  Director